UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2007
Date of Report (Date of earliest event reported)

NORDIC NICKEL LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 1055 West Hastings Street, Vancouver, British Columbia, Canada	V6E 2E9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Suite 601, 1383 Marinaside Crescent, Vancouver, British Columbia, Canada, V6Z 2W9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 15, 2007, the Board of Directors (the "Board") of Nordic Nickel Ltd. (the "Company") accepted the consent to act as a Director of the Company of Harold Gershuny.

Effective on May 24, 2007, the Board of the Company accepted the consent of Howard Lahti to act as a Director of the Company.

Effective on June 14, 2007, the Board of the Company accepted the consent of Duncan Large to act as a Director of the Company.

As a result of the Board's acceptance of such consents, the Company's Board is comprised of Messrs. D. James (Jim) MacKenzie, Lawrence Siccia, Harold Gershuny, Howard Lahti and Duncan Large.

The following is a description of the business background of each of Mr. Gershuny, Mr. Lahti and Dr. Large:

Harold Gershuny. Mr. Gershuny brings significant experience to the Company's Board. For over twenty years, he has served as a corporate director and in management roles with a focus on structure, capital acquisition and financial responsibility for early-stage companies.

Currently, Mr. Gershuny is the president and sole director of Jomtien Commercial Investments Limited, a private firm that has raised exploration funds for, and invested in, several TSX Venture Exchange listed mining companies. He is the also the president and a director of Teerak Resources Ltd. and 695012 BC Limited, two private firms that are seeking opportunities in the mining sector. In December 2006, Mr. Gershuny was elected a director of Dentonia Resources Ltd., a diamond, molybdenum and gold exploration company listed on the TSX Venture Exchange.

From November 2001 through January 2007, Mr. Gershuny served as the founding president and a director of Pan-Nevada Gold Corporation, a TSX Venture Exchange listed company. At Pan-Nevada, Mr. Gershuny was responsible for setting the corporate strategy of the firm, raising initial financings, and hiring a qualified mining executive to build, and then lead, an exploration team focusing on gold in Nevada. In addition, he served as Pan-Nevada's Chief Financial Officer from 2002 through October 2006.

Howard Lahti. Mr. Lahti is a geochemical consultant that has focused on both precious and industrial metals throughout a career that has taken him around the world, from Canada, to South America, to Africa and Asia. In 2006, Mr. Lahti visited several properties in the Western Mountain Range of Ecuador that belonged to Curimining SA, a company based in Quito, Ecuador. Mr. Lahti served as the "qualified person" that prepared two Canadian National Instrument 43-101 Technical Reports with respect to two of Curimining's main properties that were purchased by Salazar Resources Inc., a TSX Venture Exchange listed company. In 2005 Mr. Lahti completed a proprietary geochemical survey for Kitsault Resources in northwest British Columbia and supervised a geochemical survey for a South African company at Victoria Island in the Arctic.

In the early 2000s, Mr. Lahti managed drilling and other mineral exploration projects (diamond, gold and base metals) in Ontario, Northwest Territories, British Columbia, Panama, Brazil, Peru and Africa. He also incorporated and ran Deep Search Exploration Technologies Inc. (DSET), a private geochemical service company in Fredericton, New Brunswick.

Duncan Large. Dr. Large has over thirty years experience advising mining companies with a focus on industrial metals, including nickel. Most recently, from 2004 through 2006, he served as exploration manager and consulting geologist in Europe for Eurasian Minerals Inc., a TSX Venture Exchange listed company. In this role, Dr. Large had responsibility for managing all aspects of mineral exploration programs, identifying exploration opportunities and establishing local offices in southeastern Europe. From 2001 through 2003, Dr. Large served as chief geologist and consulting geologist for the Directorate of Mines and Minerals, Prishtinë, Kosovo, with responsibility for developing and implementing licensing procedures, advising on mining law and compiling geological information.

Dr. Large is a graduate in geology of the University of Oxford (B.Sc.), Imperial College, London (M.Sc.) and the Technical University of Braunschweig (Ph.D.), and is registered as a Chartered Engineer by the Engineering Council (UK) and as a European Geologist (Eur. Geol.) by the Federation of European Geologists. Dr. Large has published numerous scientific papers and has served on the Editorial Board of Economic Geology and on the Council of the Society of Economic Geologists, USA.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORDIC NICKEL LTD.
DATE: July 27, 2007.	By: /s/ James (Jim) MacKenzie _________________________________ D. James (Jim) MacKenzie President, CEO and a director

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